EXHIBIT 99.1
AMERICAN GREETINGS ANNOUNCES SECOND QUARTER EARNINGS
CLEVELAND (September 29, 2010) – American Greetings Corporation (NYSE: AM) today announced its results for the second fiscal quarter ended August 27, 2010.
Second Quarter Results
For the second quarter of fiscal 2011, the Company reported total revenue of $342.8 million, pre-tax income of $17.0 million, and net income of $8.5 million or 21 cents per share (all per-share amounts assume dilution). Compared to the prior year, revenue was down approximately $13.6 million. Approximately $10.2 million of the revenue decline was a result of the party goods transaction that occurred in December 2009. Holding aside the effect of the party goods transaction, revenue declined about $3.4 million or approximately one percent. Also during the quarter, the Company incurred pre-tax costs associated with the integrations of Papyrus and Recycled Paper Greetings of $5.2 million (after tax of approximately $3.2 million) or approximately 8 cents per share.
For the second quarter of fiscal 2010, the Company reported total revenue of $356.4 million, pre-tax income of $34.1 million, and net income of $23.1 million or 59 cents per share. Included within these results was a pre-tax benefit from an insurance program of $7.9 million (after tax of approximately $7.6 million) or approximately 19 cents per share.
Management Comments and Outlook
Chief Executive Officer Zev Weiss said, “I am pleased with our overall performance in the first half of this year. While we continue to see an erratic recovery in the economy and its effect on our top line, our team has executed well on cost containment and that execution has directly led to healthy cash flow. Our cash flow from operations minus capital expenditures of $74 million in the first half gets us more than halfway to our full year forecast of approximately $125 million.”
For fiscal year 2011, the Company continues to anticipate cash flow from operating activities of about $165 million and capital expenditures of approximately $40 million resulting in cash flow from operating activities minus capital expenditures of approximately $125 million.
Conference Call on the Web
American Greetings will broadcast its conference call live on the Internet at 9:00 a.m. Eastern time today. The conference call will be accessible through the Investor Relations section of the American Greetings Web site at http://investors.americangreetings.com. A replay of the call will be available on the site.

About American Greetings Corporation
For more than 100 years, American Greetings Corporation (NYSE: AM) has been a creator and manufacturer of innovative social expression products that assist consumers in enhancing their relationships. The Company’s major greeting card lines are American Greetings, Carlton Cards, Gibson, Recycled Paper Greetings and Papyrus, and other paper product offerings include DesignWare party goods and American Greetings and Plus Mark gift-wrap and boxed cards. American Greetings also has the largest collection of electronic greetings on the Web, including cards available at AmericanGreetings.com through AG Interactive, Inc. (the Company’s online division). AG Interactive also offers digital photo sharing and personal publishing at PhotoWorks.com and Webshots.com and provides a one-stop source for online graphics and animations at Kiwee.com. In addition to its product lines, American Greetings also creates and licenses popular character brands through the American Greetings Properties group. Headquartered in Cleveland, Ohio, American Greetings generates annual revenue of approximately $1.6 billion, and its products can be found in retail outlets worldwide. For more information on the Company, visit http://corporate.americangreetings.com.
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CONTACT:
Gregory M. Steinberg
Treasurer and Executive Director of Investor Relations
American Greetings Corporation
216-252-4864
investor.relations@amgreetings.com
Non-GAAP Measures
Certain revenue, after-tax, earnings per share, and liquidity amounts included in this release may be considered non-GAAP measures under the Securities and Exchange Commission’s Regulation G. The after-tax amounts were calculated based on the Company’s statutory tax rate of approximately 38.9%. Management believes that providing adjusted revenue information is useful to investors as it explains the impact of the party goods transaction on the Company’s total revenue. In addition, Management believes that providing after-tax and earnings per share information is useful to investors in analyzing the Company’s results and that cash flow from operating activities minus capital expenditures provides a liquidity measure useful to investors in analyzing the cash generation of the Company.
Factors That May Affect Future Results
Certain statements in this release, including those under Management Comments and Outlook, may constitute forward-looking statements within the meaning of the Federal securities laws. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use such words as, “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. These forward-looking statements are based on currently available information, but are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and may be beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include, but are not limited to, the following:
•	a weak retail environment and general economic conditions;

•	the ability to achieve both the desired benefits from the transaction with Amscan as well as ensuring a seamless transition for affected retail customers and consumers;

•	the Company’s successful transition of the Retail Operations segment to its buyer, Schurman Fine Papers, and Schurman Fine Papers’ ability to successfully operate its retail operations and satisfy its obligations to the Company;

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•	the Company’s ability to successfully integrate both Recycled Paper Greetings and Papyrus;

•	retail consolidations, acquisitions and bankruptcies, including the possibility of resulting adverse changes to retail contract terms;

•	the ability to achieve the desired benefits associated with the Company’s cost reduction efforts;

•	competitive terms of sale offered to customers;

•	the ability to successfully implement, or achieve the desired benefits associated with, any information systems refresh the Company may implement;

•	the timing and impact of investments in new retail or product strategies as well as new product introductions and achieving the desired benefits from those investments;

•	consumer acceptance of products as priced and marketed;

•	the impact of technology on core product sales;

•	the timing and impact of converting customers to a scan-based trading model;

•	escalation in the cost of providing employee health care;

•	the Company’s ability to achieve the desired accretive effect from any share repurchase programs;

•	the Company’s ability to comply with its debt covenants;

•	fluctuations in the value of currencies in major areas where the Company operates, including the U.S. Dollar, Euro, U.K. Pound Sterling, and Canadian Dollar; and

•	the outcome of any legal claims known or unknown.
Risks pertaining specifically to AG Interactive include the viability of online advertising, subscriptions as revenue generators, and the ability to adapt to rapidly changing social media and the digital photo sharing space.
In addition, this release contains time-sensitive information that reflects management’s best analysis as of the date of this release. American Greetings does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in the Company’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K.

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AMERICAN GREETINGS CORPORATION
SECOND QUARTER CONSOLIDATED STATEMENT OF INCOME
FISCAL YEAR ENDING FEBRUARY 28, 2011
(In thousands of dollars except share and per share amounts)

		(Unaudited)
	Three Months Ended		Six Months Ended
	August 27, 2010	August 28, 2009	August 27, 2010	August 28, 2009
Net sales	$333,339	$348,639	$725,444	$757,916
Other revenue	9,480	7,711	13,683	11,356

Total revenue	342,819	356,350	739,127	769,272

Material, labor and other production costs	145,713	153,248	303,726	320,417
Selling, distribution and marketing expenses	112,318	117,531	229,869	249,748
Administrative and general expenses	62,193	48,483	128,225	111,634
Other operating (income) expense — net	(936)	(1,397)	(1,530)	26,376

Operating income	23,531	38,485	78,837	61,097

Interest expense	6,718	6,671	12,920	13,658
Interest income	(197)	(989)	(410)	(1,265)
Other non-operating income — net	(3)	(1,291)	(1,703)	(2,333)

Income before income tax expense	17,013	34,094	68,030	51,037
Income tax expense	8,481	10,972	28,659	17,954

Net income	$8,532	$23,122	$39,371	$33,083

Earnings per share — basic	$0.21	$0.59	$0.99	$0.84

Earnings per share — assuming dilution	$0.21	$0.59	$0.96	$0.84

Average number of common shares outstanding	40,026,649	39,407,532	39,832,609	39,508,240

Average number of common shares outstanding - assuming dilution	40,875,329	39,407,532	40,861,761	39,508,240

Dividends declared per share	$0.14	$0.12	$0.28	$0.12

AMERICAN GREETINGS CORPORATION
SECOND QUARTER CONSOLIDATED STATEMENT OF FINANCIAL POSITION
FISCAL YEAR ENDING FEBRUARY 28, 2011
(In thousands of dollars)

	(Unaudited)
	August 27, 2010	August 28, 2009
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$133,834	$49,903
Trade accounts receivable, net	89,408	92,167
Inventories	189,366	199,941
Deferred and refundable income taxes	61,742	59,082
Assets held for sale	11,868	23,188
Prepaid expenses and other	113,112	148,868

Total current assets	599,330	573,149

GOODWILL	29,929	26,393
OTHER ASSETS	413,809	367,574
DEFERRED AND REFUNDABLE INCOME TAXES	153,775	171,419

Property, plant and equipment — at cost	850,025	859,695
Less accumulated depreciation	609,901	595,757

PROPERTY, PLANT AND EQUIPMENT — NET	240,124	263,938

	$1,436,967	$1,402,473

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Debt due within one year	$—	$1,000
Accounts payable	88,668	96,279
Accrued liabilities	74,129	82,082
Accrued compensation and benefits	48,287	50,925
Income taxes payable	23,052	2,856
Other current liabilities	89,111	94,462

Total current liabilities	323,247	327,604

LONG-TERM DEBT	231,525	335,372
OTHER LIABILITIES	174,372	127,066
DEFERRED INCOME TAXES AND NONCURRENT INCOME TAXES PAYABLE	32,194	30,434

SHAREHOLDERS’ EQUITY
Common shares — Class A	37,137	35,923
Common shares — Class B	2,923	3,477
Capital in excess of par value	482,035	451,328
Treasury stock	(951,682)	(941,198)
Accumulated other comprehensive loss	(30,815)	(40,562)
Retained earnings	1,136,031	1,073,029

Total shareholders’ equity	675,629	581,997

	$1,436,967	$1,402,473

AMERICAN GREETINGS CORPORATION
SECOND QUARTER CONSOLIDATED STATEMENT OF CASH FLOWS
FISCAL YEAR ENDING FEBRUARY 28, 2011
(In thousands of dollars)

	(Unaudited)
	Six Months Ended
	August 27, 2010	August 28, 2009
OPERATING ACTIVITIES:
Net income	$39,371	$33,083
Adjustments to reconcile net income to cash flows from operating activities:
Net (gain) loss on dispositions	(254)	27,696
Net (gain) loss on disposal of fixed assets	(1,268)	9
Depreciation and intangible assets amortization	20,463	23,466
Deferred income taxes	10,618	26,708
Other non-cash charges	8,210	4,622
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Trade accounts receivable	44,279	(10,877)
Inventories	(24,908)	(15,714)
Other current assets	(2,169)	12,801
Income taxes	15,125	(2,376)
Deferred costs — net	27,905	11,885
Accounts payable and other liabilities	(54,639)	(20,439)
Other — net	5,814	(6,698)

Total Cash Flows From Operating Activities	88,547	84,166

INVESTING ACTIVITIES:
Property, plant and equipment additions	(14,128)	(15,447)
Cash payments for business acquisitions, net of cash acquired	—	(19,300)
Proceeds from sale of fixed assets	2,997	729
Proceeds from escrow related to party goods transaction	25,151	—
Other — net	—	3,063

Total Cash Flows From Investing Activities	14,020	(30,955)

FINANCING ACTIVITIES:
Net decrease in long-term debt	(98,250)	(54,750)
Net decrease in short-term debt	(1,000)	—
Sale of stock under benefit plans	19,025	91
Purchase of treasury shares	(13,052)	(6,176)
Dividends to shareholders	(11,127)	(9,593)
Debt issuance costs	(2,917)	—

Total Cash Flows From Financing Activities	(107,321)	(70,428)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	639	6,904

DECREASE IN CASH AND CASH EQUIVALENTS	(4,115)	(10,313)

Cash and Cash Equivalents at Beginning of Year	137,949	60,216

Cash and Cash Equivalents at End of Period	$133,834	$49,903

AMERICAN GREETINGS CORPORATION
SECOND QUARTER CONSOLIDATED SEGMENT DISCLOSURES
FISCAL YEAR ENDING FEBRUARY 28, 2011
(In thousands of dollars)

	(Unaudited)
	Three Months Ended		Six Months Ended
	August 27, 2010	August 28, 2009	August 27, 2010	August 28, 2009
Total Revenue:
North American Social Expression Products	$248,723	$266,886	$552,891	$590,699
Intersegment items	—	—	—	(5,104)
Exchange rate adjustment	3,435	2,043	7,576	2,413

Net	252,158	268,929	560,467	588,008

International Social Expression Products	54,962	54,590	112,763	110,641
Exchange rate adjustment	(226)	2,150	(454)	(1,139)

Net	54,736	56,740	112,309	109,502

Retail Operations	—	—	—	11,727
Exchange rate adjustment	—	—	—	112

Net	—	—	—	11,839

AG Interactive	18,260	18,401	36,926	37,350
Exchange rate adjustment	(93)	96	(205)	(8)

Net	18,167	18,497	36,721	37,342

Non-reportable segments	17,758	11,964	29,630	22,361

Unallocated	—	220	—	220

	$342,819	$356,350	$739,127	$769,272

Segment Earnings (Loss):
North American Social Expression Products	$33,613	$42,780	$101,720	$120,766
Intersegment items	—	—	—	(3,511)
Exchange rate adjustment	1,501	991	3,443	1,072

Net	35,114	43,771	105,163	118,327

International Social Expression Products	1,361	2,310	4,195	2,823
Exchange rate adjustment	(36)	5	(36)	(169)

Net	1,325	2,315	4,159	2,654

Retail Operations	—	—	—	(34,830)
Exchange rate adjustment	—	—	—	(285)

Net	—	—	—	(35,115)

AG Interactive	2,945	1,903	5,419	3,699
Exchange rate adjustment	(59)	28	(161)	(54)

Net	2,886	1,931	5,258	3,645

Non-reportable segments	3,317	367	5,469	238

Unallocated	(25,764)	(14,191)	(52,163)	(39,043)
Exchange rate adjustment	135	(99)	144	331

Net	(25,629)	(14,290)	(52,019)	(38,712)

	$17,013	$34,094	$68,030	$51,037